AGREEMENT


     THIS AGREEMENT is made and entered into this 28th day of July, 2000, by and between Carsunlimited.com, Inc., a Nevada Corporation (the "Company"), Paul Greco Family Ltd., Partnership, The Greco Family Ltd, Partnership and Nicholas Boscia.

     WHEREAS, the undersigned are the shareholders of 1,525,000 shares (the "Shares") of common Stock, $.001 par value per share (the "Common Stock") of the Company, a Nevada Corporation; and

     WHEREAS, in order to facilitate the consummation of the transactions contemplated by an SB-2 Registration by the Company, the undersigned desire to "lock Up"" their collective 1,525,000 shares of Common Stock of the Company ("Lock up Shares"), out of the 3,120,000 shares registered. The lock up shall be for a period of ten consecutive months commencing if, and when the Company become a publically trading entity on a US regulated stock exchange. Pursuant to an instruction from the Company's President to the Company's transfer agent, said shares shall be released by the Company's transfer agent pro rata on a date certain each month until the shares have all been released, to wit: 73,500 shares of the 735,000 shares to be issued to Paul Greco Family Ltd. Partnership shall be released each month; 73,500 shares of the 735,000 shares to be issued to Greco Family Ltd. Partnership shall be released each month and 5,000 shares of the 50,000 shares to be issued to Nicholas Boscia shall be released each month.

     NOW, THEREFORE, in consideration of the foregoing premises and the mutual covenants agreements, representatives and warranties contained herein, the undersigned hereby agrees (i) not to sell, assign, transfer, convey or otherwise alienate the 1,525,000 lock up shares of the Company's Common Stock, for a period of one, two, three, four, five, six, seven, eight, nine and ten consecutive months after the Company has become a publically trading entity on a US Stock Exchange as set forth above herein; and (ii) that a legend reflecting the foregoing "Lock up" restriction may be placed on the certificate(s) representing the shares of common stock subject to the 'lock up" provisions.

     IN WITNESS WHEREOF, the undersigned has duly executed and delivered this Agreement as of the day and year first written above.



Paul  Greco  Family  Ltd. Partnership                             735,000 Shares
/s___________________________
By:  Paul  Greco,  Managing  Partner

Greco Family Ltd. Partnership                                     735,000 Shares
/s___________________________
By:  Margaret  Greco,  Managing  Partner

Nicholas Boscia                                                    50,000 Shares
/s___________________________
By:  Nicholas  Boscia